UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 8, 2005
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	000-16741	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town And Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.
     On August 8, 2005 Comstock Resources, Inc. (“Comstock”) announced financial results for the three months and six months ended June 30, 2005. A copy of the press release announcing Comstock’s earnings results for three months and six months ended June 30, 2005 is attached hereto as Exhibit 99.1.
     On August 10, 2005 Comstock announced a correction to its previously reported net income for the quarter and six months ended June 30, 2005 which is attached hereto as Exhibit 99.2. The corrected results are a net loss of $10.9 million or 27¢ per diluted share for the three months ended June 30, 2005 rather than $12.7 million of net income or 30¢ per diluted share, as originally reported. For the six months ended June 30, 2005, the corrected results are a net income of $5.0 million or 12¢ per diluted share rather than $28.6 million of net income or 72¢ per diluted share, as originally reported. The correction to net income is due to a change in the accounting for the Company’s share of a one time provision for income taxes by Bois d’Arc Energy, Inc. (NYSE: BDE) (“Bois d’Arc”) that was recorded by Bois d’Arc in connection with its conversion from a limited liability company to a corporation and to reflect the gain recognized by Comstock in connection with Bois d’Arc’s initial public offering. There were no other changes to the results reported in the Company’s August 8, 2005 press release. Excluding these one time adjustments for Bois d’Arc’s conversion to a corporation and its initial public offering, Comstock’s net income for the three months and six months ended June 30, 2005 would be the same as was previously reported.
     The earnings press release contains financial measures that are not in accordance with generally accepted accounting principles in the United States (“GAAP”). Comstock has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Operating cash flow is presented in the earnings release because management believes it to be useful to investors. EBITDAX is presented in the earnings release because management believes that EBITDAX, which represents Comstock’s results from operations before interest, income taxes, and certain non-cash items, including depreciation, depletion and amortization and exploration expense, is a common alternative measure of operating performance used by certain investors and financial analysts. The non-GAAP financial measures described above should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in the earnings release.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Business Acquired.
          Not applicable.
     (b) Pro Forma Financial Information.
          Not applicable.
     (c) Exhibits. The following exhibits are filed with this document:

Exhibit No.	Description
99.1	Press Release dated August 8, 2005.
99.2	Press Release dated August 10, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: August 10, 2005	By:	/s/ M. Jay Allison
M. Jay Allison
President and Chief Executive Officer